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                                    EXHIBIT 5


                               The Law Offices of
             O'CONNOR, CAVANAGH, ANDERSON, KILLINGSWORTH & BESHEARS
                       One East Camelback Road, Suite 1100
                             Phoenix, Arizona 85012

                            Telephone: (602) 263-2400
                               Fax: (602) 263-2900


                                August 28, 1998


Rural/Metro Corporation
8401 East Indian School Road
Phoenix, Arizona  85251

            RE:   REGISTRATION STATEMENT ON FORM S-8
                  RURAL/METRO CORPORATION

Gentlemen:

            As legal counsel to Rural/Metro Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about August 28, 1998 relative to the registration under the Securities Act of 1933, as amended, of 500,000 shares of the Company's common stock, par value $0.01 per share, (the "Common Stock") issuable in connection with the Company's contributions to the Retirement Savings Value Plan 401(k) (the "401(k) Plan"). The shares of Common Stock issuable are referred to as the "Shares." The facts, as we understand them, are set forth in the Registration Statement.

            With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

            A. The Second Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware as amended through the date hereof;
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Rural/Metro Corporation
August 28, 1998
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            B. The Bylaws of the Company, as amended through the date hereof;

            C. Resolutions of the Board of Directors of the Company dated August 20, 1998, reserving an aggregate of 500,000 shares of the Company's Common Stock for issuance in connection with the Company's contributions to the 401(k) Plan; and

            D. The Registration Statement.

            Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when issued and sold in connection with the 401(k) Plan, will be validly issued, fully paid and nonassessable.

            Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under the laws of the State of Arizona and the General Corporation Laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

            We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.


                                             Very truly yours,



                                             /s/  O'Connor, Cavanagh, Anderson,
                                             Killingsworth & Beshears, P.A.